Exhibit 10.65
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
TCTM, L.P.
     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TCTM, L.P., dated as of February 27, 2007 is entered into by and between TEPPCO GP, Inc., a Delaware corporation, as the General Partner (as defined below) and TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”), as the Limited Partner (as defined below).
     WHEREAS, the General Partner and the Limited Partner entered into the Amended and Restated Agreement of Limited Partnership of TCTM, L.P. dated as of September 21, 2001 (the “Previous Partnership Agreement”);
     WHEREAS, on December 8, 2006, the agreement of limited partnership of TEPPCO, which is the Limited Partner and the sole stockholder of the General Partner, was amended and restated, among other things, to delete therefrom provisions requiring approval of the unitholders of TEPPCO to amend the partnership agreement of the Partnership under specified circumstances, such provisions serving no meaningful purpose once the General Partner became a wholly-owned subsidiary of TEPPCO; and
     WHEREAS, the General Partner and the Limited Partner desire to amend and restate the Previous Partnership Agreement in its entirety to make such changes as they have deemed appropriate in light of matters described in the foregoing recitals;
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner and the Limited Partner do hereby amend and restate the Previous Partnership Agreement in its entirety as follows:
ARTICLE I
DEFINITIONS
     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.5, as such Certificate may be amended and/or restated from time to time.

     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
     “General Partner” means TEPPCO GP, Inc., a Delaware corporation, in its capacity as the general partner of the Partnership, and any successor to TEPPCO GP, Inc., as general partner.
     “Indemnitee” has the meaning given such term in Section 10.1(a).
     “Limited Partner” means TEPPCO, in its capacity as the limited partner of the Partnership, and any other limited partner admitted to the Partnership from time to time and that is shown as a limited partner on the books and records of the Partnership.
     “Partner” means the General Partner or the Limited Partner.
     “Partnership” means TCTM, L.P., a Delaware limited partnership.
     “Partnership Interest” means the interest of a Partner in the Partnership.
     “Percentage Interest” means, as of the date of such determination, (a) 0.001% as to the General Partner and (b) 99.999% as to the Limited Partner.
     “Person” means an individual or a corporation, partnership, limited liability company, trust, unincorproated organization, association or other entity.
     “Previous Partnership Agreement” has the meaning given such term in the recitals.
     “Subsidiary” means a Person controlled by the Partnership directly, or indirectly through one or more intermediaries.
     “TEPPCO” means TEPPCO Partners, L.P., a Delaware limited partnership.
ARTICLE II
ORGANIZATIONAL MATTERS
     Section 2.1 Continuation. The General Partner and the Limited Partner hereby continue this Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name. The name of the Partnership shall be “TCTM, L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.
     Section 2.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and the address of the General Partner shall be 1100 Louisiana Street, Houston, Texas 77002, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
     Section 2.4 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2084, or until the earlier termination of the Partnership in accordance with the provisions of this Agreement. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
     Section 2.5 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.
ARTICLE III
PURPOSE
     Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (a) to engage in the gathering, transportation and storage of crude oil and natural gas liquids and related products and related activities, (b) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or similar arrangement to engage in, any business activity that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) to do anything necessary or appropriate to the foregoing (including, without limitation, the making of capital contributions or loans to any Subsidiary or in connection with its involvement in the activities referred to in clause (b) of this sentence), and (d) to engage in any other business activity as permitted under Delaware law.
     Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.
ARTICLE IV
CAPITAL CONTRIBUTIONS
     Section 4.1 Prior Contributions. Prior to the date hereof, the Limited Partner and the General Partner, or their predecessors, have made capital contributions to the Partnership.
     Section 4.2 Additional Contributions. A Partner may contribute additional cash or property to the capital of the Partnership, but no Partner has any obligation pursuant to this Agreement to make any such contribution.
     Section 4.3 Return of Contributions; Other Provisions Relating to Contributions. No Partner shall be entitled to withdraw any part of its capital contributions or its capital account or to receive any distribution from the Partnership, except as provided in this Agreement. An unrepaid capital contribution is not a liability of the Partnership or any Partner, and no interest shall accrue on capital contributions or on balances in Partners’ capital accounts.
     Section 4.4 Loans. A Partner may make secured or unsecured loans to the Partnership, but no Partner has any obligation pursuant to this Agreement to make any such loan. Loans by a Partner to the Partnership shall not be considered capital contributions.
ARTICLE V
CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS
     Section 5.1 Capital Accounts The Partnership shall maintain for each Partner a separate capital account in accordance with the regulations issued pursuant to Section 704 of the Code and as determined by the General Partner as consistent therewith.
     Section 5.2 Allocations for Tax and Capital Account Purposes. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.
     Section 5.3 Distributions. The Partnership shall make distributions to the Partners at such times, and in such forms and amounts, as the General Partner may from time to time determine. Distributions in liquidation of the Partnership shall be made in accordance with the positive balances in the Partners’ respective capital accounts maintained pursuant to Section 5.1. All other distributions shall be made to the Partners in accordance with their respective Percentage Interests.
ARTICLE VI
MANAGEMENT AND OPERATIONS OF BUSINESS
     The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or desirable to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1.
ARTICLE VII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNER
     The Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act. The Limited Partner shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partner under this Agreement.
ARTICLE VIII
DISSOLUTION AND LIQUIDATION
     The Partnership shall dissolve, and its affairs shall be wound up, upon (a) the expiration of its term as provided in Section 2.4, (b) the occurrence of an event of withdrawal of the General Partner under the Delaware Act, (c) an election to dissolve the Partnership by the General Partner that is approved by the Limited Partner, (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act, (e) the sale of all or substantially all of the assets and properties of the Partnership and its Subsidiaries, taken as a whole or (f) the dissolution of TEPPCO, if such dissolution occurs while TEPPCO is a Partner; provided, however, that the Partnership shall not be dissolved or required to be wound up by reason of any event of withdrawal of the General Partner described in the preceding clause (b), if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining or successor general partner being hereby authorized to carry on the business of the Partnership) or (ii) within 90 days after the withdrawal, the Limited Partner agrees in writing or votes to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of one or more general partners of the Partnership.

ARTICLE IX
AMENDMENT OF PARTNERSHIP AGREEMENT
     The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, except that any amendment that would increase the liability of the Limited Partner or materially and adversely affect the rights of the Limited Partner under this Agreement requires the consent of the Limited Partner.
ARTICLE X
INDEMNIFICATION
     Section 10.1 Indemnification.
          (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, the Limited Partner and any Person who is or was an officer or director of the General Partner (each, an “Indemnitee”) shall each be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 10.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
          (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 10.1.
          (c) The indemnification provided by this Section 10.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

          (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.
          (e) In no event shall the Limited Partner be subjected to personal liability by reason of the indemnification provisions set forth in this Agreement, whether by action of an Indemnitee or otherwise.
          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
          (g) The provisions of this Section 10.1 are for the benefit of the Indemnitees, their heirs, successors and assigns and shall not be deemed to create any rights for the benefit of any other Persons.
          (h) No amendment, modification or repeal of this Section 10.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
          (i) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 10.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.
     Section 10.2 Liability of Indemnitees.
          (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership or any Partner for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
          (b) Subject to its obligations and duties as General Partner set forth in Article VI, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
          (c) Any amendment, modification or repeal of this Section 10.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of an Indemnitee under this Section 10.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE XI
BOOKS AND RECORDS
     The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business including, without limitation, all books and records necessary to provide to the Limited Partner any information, lists, and copies of documents required to be provided pursuant to the Delaware Act. Any such records may be maintained in other than a written form if such form is capable of conversion into a written form within a reasonable time.
ARTICLE XII
GENERAL PROVISIONS
     Section 12.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made if received by it at the principal office of the Partnership referred to in Section 2.3.
     Section 12.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to articles and sections of this Agreement.
     Section 12.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.
     Section 12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives and permitted assigns.
     Section 12.5 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     Section 12.6 Creditors. None of the provisions of this Agreements shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 12.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     Section 12.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
     Section 12.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 12.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Limited Partner as of the date first above written.

GENERAL PARTNER:

TEPPCO GP, INC.

By:	/s/ WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief Financial Officer

LIMITED PARTNER:

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC,
its general partner

By:	/s/ JERRY E. THOMPSON
Name: Jerry E. Thompson
Title: President and Chief Executive Officer